Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

          We consent to the reference to our firm under the caption "Experts" and to the use of our report dated July 17, 2014, (except the last paragraph of Note 1 and paragraph 4 of Note 17, as to which the date is November 3, 2014), in Amendment No. 3 to the Registration Statement (Form S-1 No. 333- 199178) and the related Prospectus of INC Research Holdings, Inc. for the registration of 8,108,108 shares of its common stock.

/s/ Ernst & Young LLP

Raleigh, North Carolina

November 3, 2014